Exhibit 99.1

Willdan Group Reports

Third Quarter 2023 Results

ANAHEIM, Calif. –November 2, 2023 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today reported financial results for its third quarter ended September 29, 2023.

“We delivered another quarter of strong results in revenue, profit, and cash,” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer. “Our strategy to provide affordable solutions to reduce the amount of electricity and natural gas that people use is working. For the nine months, consolidated contract revenue grew 12.2% while net revenue grew 16.6%. Based on our year-to-date results and continued positive momentum in the fourth quarter, we are raising our full-year guidance for all financial targets.”

Third Quarter 2023 Highlights*

●	Consolidated contract revenue of $132.7 million, up 9.3%.
●	Net revenue** of $65.3 million, up 10.8%.
●	Net income of $1.6 million, up from $0.1 million.
●	Adjusted EBITDA** of $10.1 million, up 27.0%.
●	GAAP Diluted EPS of $0.11, up from $0.01.
●	Adjusted Diluted EPS** of $0.37, down 11.9%.

Nine Months Year to Date 2023 Highlights*

●	Consolidated contract revenue of $354.4 million, up 12.2%.
●	Net revenue** of $188.9 million, up 16.6%.
●	Net income of $2.9 million, up from net loss of $(8.0) million.
●	Adjusted EBITDA** of $28.2 million, up 145.6%.
●	GAAP Diluted EPS of $0.21, up from $(0.62).
●	Adjusted Diluted EPS** of $0.95, up 86.3%.

Fiscal Year 2023 Financial Targets

Willdan is increasing all of its financial targets for 2023 and now expects¥:

●	Net revenue** growth between 10% and 12%.
●	Adjusted Diluted EPS** between $1.33 per share and $1.38 per share.
●	Adjusted EBITDA** between $40 million and $42 million.

*As compared to the same period of fiscal 2022.

**See “Use of Non-GAAP Financial Measures” below.

¥ These updated financial targets supersede any previously disclosed financial targets and investors should not rely on any previously disclosed financial targets, and do not include any uncompleted or future acquisitions.

Third Quarter 2023 Conference Call

Willdan will be hosting a conference call to discuss its third quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 866-682-6100 (or 862-298-0702) approximately five minutes prior to the scheduled start time. The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/i3g848wa.

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/events-presentations and selecting “Events & Presentations”.

An Investor Report containing supplemental financial information can also be accessed through Willdan’s website at https://ir.willdangroup.com and selecting “Stock Information”.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with GAAP minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with U.S. generally accepted accounting principles (“GAAP”) and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for the full fiscal year 2023 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2023, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 50.8% and 47.2% of contract revenue for the quarter ended September 29, 2023 and fiscal year 2022, respectively, and 51.4% and 43.0% for the quarter ended September 30, 2022 and fiscal year 2021, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for the full fiscal year 2023 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2023, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, and interest accretion, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, and interest accretion, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses. Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for the full fiscal year 2023, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for the full fiscal year 2023, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding Willdan’s ability to capitalize on increased energy efficiency spending in large markets and expected benefits from its acquisitions. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, rising interest rates, and rising inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 30, 2022, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	September 29,	December 30,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$12,887	$8,806
Restricted cash	—	10,679
Accounts receivable, net of allowance for doubtful accounts of $263 and $640 at September 29, 2023 and December 30, 2022, respectively	66,343	60,202
Contract assets	78,530	83,060
Other receivables	1,467	4,773
Prepaid expenses and other current assets	5,279	6,454
Total current assets	164,506	173,974
Equipment and leasehold improvements, net	26,160	22,537
Goodwill	131,144	130,124
Right-of-use assets	12,695	12,390
Other intangible assets, net	34,155	41,486
Other assets	15,613	10,620
Deferred income taxes, net	17,347	18,543
Total assets	$401,620	$409,674
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,755	$28,833
Accrued liabilities	45,773	59,110
Contingent consideration payable	—	4,000
Contract liabilities	15,406	12,585
Notes payable	7,995	16,903
Finance lease obligations	1,166	1,113
Lease liability	4,729	4,625
Total current liabilities	107,824	127,169
Notes payable	91,386	90,544
Finance lease obligations, less current portion	1,249	1,601
Lease liability, less current portion	9,829	8,599
Other noncurrent liabilities	259	259
Total liabilities	210,547	228,172

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 13,647 and 13,296 shares issued and outstanding at September 29, 2023 and December 30, 2022, respectively	136	133
Additional paid-in capital	184,391	177,718
Accumulated other comprehensive loss	—	—
Retained earnings	6,546	3,651
Total stockholders’ equity	191,073	181,502
Total liabilities and stockholders’ equity	$401,620	$409,674

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022

Contract revenue	$132,738	$121,399	$354,418	$315,882

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	21,856	21,420	63,568	61,514
Subcontractor services and other direct costs	67,454	62,457	165,508	153,896
Total direct costs of contract revenue	89,310	83,877	229,076	215,410

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	23,805	20,373	68,606	60,169
Facilities and facility related	2,303	2,228	7,200	6,999
Stock-based compensation	1,244	1,607	4,064	6,626
Depreciation and amortization	4,190	4,405	12,518	13,240
Other	8,049	9,664	22,629	25,099
Total general and administrative expenses	39,591	38,277	115,017	112,133
Income (Loss) from operations	3,837	(755)	10,325	(11,661)

Other income (expense):
Interest expense, net	(2,437)	(1,435)	(7,110)	(3,216)
Other, net	879	740	1,392	1,266
Total other expense, net	(1,558)	(695)	(5,718)	(1,950)
Income (Loss) before income taxes	2,279	(1,450)	4,607	(13,611)

Income tax (benefit) expense	713	(1,526)	1,712	(5,588)
Net income (loss)	1,566	76	2,895	(8,023)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	—	—	—	38
Comprehensive income (loss)	$1,566	$76	$2,895	$(7,985)

Earnings (Loss) per share:
Basic	$0.12	$0.01	$0.22	$(0.62)
Diluted	$0.11	$0.01	$0.21	$(0.62)

Weighted-average shares outstanding:
Basic	13,462	13,110	13,357	12,971
Diluted	13,709	13,360	13,563	12,971

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 29,	September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,895	$(8,023)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,518	13,240
Deferred income taxes, net	1,196	(4,111)
(Gain) loss on sale/disposal of equipment	(63)	(67)
Provision for doubtful accounts	194	230
Stock-based compensation	4,064	6,626
Accretion and fair value adjustments of contingent consideration	—	1,659
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(6,335)	6,605
Contract assets	4,530	(15,636)
Other receivables	3,306	1,155
Prepaid expenses and other current assets	1,686	256
Other assets	(4,993)	1,981
Accounts payable	3,922	(13,185)
Accrued liabilities	(2,658)	15,354
Contract liabilities	2,821	(1,336)
Right-of-use assets	1,029	(245)
Net cash (used in) provided by operating activities	24,112	4,503
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(7,583)	(6,969)
Proceeds from sale of equipment	68	75
Cash paid for acquisitions, net of cash acquired	(1,600)	—
Net cash (used in) provided by investing activities	(9,115)	(6,894)
Cash flows from financing activities:
Payments on contingent consideration	(4,000)	(10,206)
Payment on restricted cash	(10,679)	—
Payments on notes payable	(1,463)	(1,577)
Payments on debt issuance costs	(1,114)	—
Borrowings under term loan facility and line of credit	105,000	20,000
Repayments under term loan facility and line of credit	(111,000)	(9,750)
Principal payments on finance leases	(951)	(827)
Proceeds from stock option exercise	38	270
Proceeds from sales of common stock under employee stock purchase plan	2,779	3,036
Cash used to pay taxes on stock grants	(205)	(958)
Net cash (used in) provided by financing activities	(21,595)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(6,598)	(2,403)
Cash, cash equivalents and restricted cash at beginning of period	19,485	11,221
Cash, cash equivalents and restricted cash at end of period	$12,887	$8,818
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$8,025	$2,790
Income taxes	(3,154)	(903)
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under finance leases	652	2,137

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Consolidated
Contract revenue	$132,738	$121,399	$354,418	$315,882
Subcontractor services and other direct costs	67,454	62,457	165,508	153,896
Net Revenue	$65,284	$58,942	$188,910	$161,986

Energy segment
Contract revenue	$111,030	$102,625	$292,330	$262,186
Subcontractor services and other direct costs	66,377	61,557	162,557	151,445
Net Revenue	$44,653	$41,068	$129,773	$110,741

Engineering and Consulting segment
Contract revenue	$21,708	$18,774	$62,088	$53,696
Subcontractor services and other direct costs	1,077	900	2,951	2,451
Net Revenue	$20,631	$17,874	$59,137	$51,245

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Net income (loss)	$1,566	$76	$2,895	$(8,023)
Interest expense	2,437	1,435	7,110	3,216
Income tax expense (benefit)	713	(1,526)	1,712	(5,588)
Stock-based compensation	1,244	1,607	4,064	6,626
Interest accretion(1)	—	1,548	—	1,659
Depreciation and amortization	4,190	4,405	12,518	13,240
(Gain) Loss on sale of equipment	(13)	2	(63)	(67)
Tax benefit distribution	—	434	—	434
Adjusted EBITDA	$10,137	$7,981	$28,236	$11,497

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended		Nine Months Ended
	September 29,	September 30,	September 29,	September 30,
	2023	2022	2023	2022
Net income (loss)	$1,566	$76	$2,895	$(8,023)
Adjustment for stock-based compensation	1,244	1,607	4,064	6,626
Tax effect of stock-based compensation	(252)	(238)	(823)	(981)
Adjustment for intangible amortization	2,662	2,841	7,910	8,531
Tax effect of intangible amortization	(539)	(421)	(1,601)	(1,263)
Adjustment for interest accretion	—	1,548	—	1,659
Tax effect of interest accretion	—	(229)	—	(246)
Adjustment for refinancing costs	467	—	467	—
Tax effect of refinancing costs	(95)	—	(95)	—
Adjustment for tax benefit distribution	—	434	—	434
Tax effect of tax benefit distribution	—	(64)	—	(64)
Adjusted Net Income (Loss)	$5,053	$5,554	$12,817	$6,673

Diluted weighted-average shares outstanding	13,709	13,360	13,563	12,971

Diluted earnings (loss) per share	$0.11	$0.01	$0.21	$(0.62)
Impact of adjustment:
Stock-based compensation per share	0.09	0.12	0.30	0.51
Tax effect of stock-based compensation per share	(0.02)	(0.02)	(0.06)	(0.08)
Intangible amortization per share	0.19	0.21	0.58	0.66
Tax effect of intangible amortization per share	(0.03)	(0.03)	(0.11)	(0.10)
Interest accretion per share	—	0.12	—	0.13
Tax effect of interest accretion per share	—	(0.02)	—	(0.02)
Refinancing costs per share	0.03	—	0.03	—
Tax effect of refinancing cost per share	—	—	—	—
Tax benefit distribution per share	—	0.03	—	0.03
Tax effect of tax benefit distribution per share	—	—	—	—
Adjusted Diluted EPS	$0.37	$0.42	$0.95	$0.51

Contact:

Willdan Group, Inc.

Al Kaschalk

VP Investor Relations

Tel: 310-922-5643

akaschalk@willdan.com